 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 17, 2009

PNG VENTURES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29735	88-0350286
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Harvest Hill Road
Suite 229
Dallas, Texas 75230
(Address of principal executive offices) (Zip Code)

214-666-6250
(Registrant's telephone number, including area code)

Copies to:
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

In Part II, Item I, Legal Proceedings, of the quarterly report on Form 10-Q, for the quarter ended March 31, 2009, filed by PNG Ventures, Inc. (the “Company”) with the Securities and Exchange Commission on June 15, 2009 (the “Form 10-Q”), the Company disclosed the commencement of an action against the Company by Clean Energy Fuels Corp., a California corporation, in the United States District Court for the Central District of California, Case No. SACV08-746 (the “Action”).  In the Action, Clean Energy alleged that the Company breached its written agreement to supply Liquefied Methane Gas (LMG) and was seeking damages and other relief against the Company.  The Company noted in the Form 10-Q that it asserted a number of defenses and affirmative defenses.

On July 17, 2009, the Action was settled by the parties prior to trial, effective June 19, 2009, without either party admitting any liability, and no payment being required from the Company to Clean Energy for costs or damages.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 22, 2009	PNG VENTURES, INC.

/s/ Cem Hacioglu
Cem Hacioglu
Chief Executive Officer